UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2016

RELM Wireless Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	59-3486297
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (321) 984-1414

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 18, 2016, RELM Wireless Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected Timothy W. O’Neil, D. Kyle Cerminara, Donald F.U. Goebert, Lewis M. Johnson and David P. Storey to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are duly elected and qualified and (ii) ratified the appointment of Moore Stephens Lovelace, P.A. as the Company’s independent registered public accounting firm for fiscal year 2016.

The voting results for each proposal were as follows:

1. Election of Directors

	For	Withheld	Broker Non-Votes
Timothy W. O’Neil	8,415,587	1,240,690	0
D. Kyle Cerminara	8,030,708	1,625,569	0
Donald F.U. Goebert	8,208,040	1,448,237	0
Lewis M. Johnson	8,996,391	659,886	0
David P. Storey	9,311,955	344,322	0

2. Ratification of Appointment of Moore Stephens Lovelace, P.A.

For	Against	Abstain
9,525,409	21,601	109,267

There were no broker non-votes on this proposal.

Item 8.01   Other Events.

On May 19, 2016, the Company issued a press release to announce that on May 18, 2016, its Board of Directors approved the repurchase of up to 500,000 shares of the Company’s common stock, from time to time, pursuant to a stock repurchase plan in conformity with the provisions of Rule 10b5-1 and Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended (the “Repurchase Program”).  The Repurchase Program has no termination date.

On May 18, 2016, the Board of Directors of the Company also approved a quarterly dividend of $0.09 per share of the Company’s common stock, payable on June 17, 2016 to shareholders of record of the Company’s common stock as of the close of business on June 1, 2016.

A copy of the press release is filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

Date: May 19, 2016	By:	/s/ David P. Storey
David P. Storey
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 19, 2016.